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                                                              EXHIBIT 99-11

                              KPMG Peat Marwick LLP

                                   Suite 2000
                           1211 Southwest Fifth Avenue
                               Portland, OR 97204






                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Shareholders
The Crabbe Huson Real Estate Investment Fund, Inc.:


We consent to the inclusion in The Crabbe Huson Real Estate Investment Fund, Inc. Post-Effective Amendment No. 4 to the Registration Statement No. 33-73756 on Form N-1A under the Securities Act of 1933 and Amendment No. 4 to the Registration Statement No. 811-8262 on Form N-1A under the Investment Company Act of 1940 of our report dated December 8, 1995, on the financial statements and financial highlights of The Crabbe Huson Real Estate Investment Fund, Inc. for the periods presented indicated therein, which report has been included in the Statement of Additional Information of The Crabbe Huson Real Estate Investment Fund, Inc.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Auditors" in the Statement of Additional Information.


                                                           KPMG PEAT MARWICK LLP



Portland, Oregon
January 4, 1996